AMENDMENT NO. 1
TO
SECURITY AGREEMENT

This Amendment No. 1 to Security Agreement (the “Amendment”) is made effective as of October 18, 2006 (the “Amendment Date”) and is entered into by and between Ronco Corporation, a Delaware corporation (the “Borrower”), and Sanders Morris Harris Inc., a Texas corporation, individually and as agent for the Lenders (the “Secured Party”).

Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Security Agreement dated June 9, 2006 between the Borrower and the Secured Party (the “Agreement”).

Whereas, the Borrower and the Secured Party are parties to the Agreement;

Whereas, the Borrower intends to enter into a senior credit agreement (the “Laurus Loan”) with Laurus Master Fund, Ltd (“Laurus”);

Whereas, a condition to closing on the Laurus Loan is that the Secured Party and Laurus enter into an intercreditor and subordination agreement pursuant to which the Secured Party shall subordinate its interest in the Collateral to Laurus;

Whereas, certain provisions of the Agreement require amendment to facilitate the Laurus Loan; and

Whereas, the Agreement may be amended by the Secured Party and the Borrower.

Now, Therefore, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Secured Party hereby agree as follows:

1.	Amendment of the Agreement.

The parties hereby agree to amend the terms of the Agreement as of the Amendment Date as provided below.

1.1  Amendment of Section 1(e). Section 1(e) is hereby amended and restated in its entirety to read as follows:

“(e) The term “Loan Documents” means this Agreement, the Letter Loan Agreement dated as of the date hereof (the “Loan Agreement”), among the Borrower and the Lenders and the Note.”

1.2  Amendment of Section 4(a). Section 4(a) is hereby amended and restated in its entirety to read as follows:

“(a) Ownership and Liens. Other than the assignment of the Collateral to Laurus Master Fund, Ltd. (the “New Insurance Assignment”) as collateral pursuant to terms of the loan (the “Laurus Loan”) made by Laurus Master Fund, Ltd. to Debtor, Debtor will maintain good and marketable title to all Collateral free and clear of all Liens, except for Liens held by, as applicable, the Secured Party, Wells Fargo Bank, National Association, Prestige Capital Corporation, Laurus Master Fund, Ltd., Crossroads Financial, LLC and the Permitted Liens. Debtor will cause any financing statement or other security instrument with respect to the Collateral, other than those held by Laurus Master Fund, Ltd., Wells Fargo Bank, National Association, Crossroads Financial, LLC and Prestige Capital Corporation, to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its reasonable expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party other than Wells Fargo Bank, National Association, Laurus Master Fund, Ltd., Crossroads Financial, LLC and Prestige Capital Corporation.”

1.3 Amendment of Section 4(b). Section 4(b) is hereby amended and restated in its entirety to read as follows:

“(b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation executing and filing such financing or continuation statements, or amendments thereto.”

1.4 Amendment of Section 5(a). Section 5(a) is hereby amended and restated in its entirety to read as follows:

“(a) Transfer or Encumbrance. Debtor will not other than pursuant to the New Insurance Assignment and subject to the rights of Wells Fargo Bank, National Association, Laurus Master Fund, Ltd., Prestige Capital Corporation, Crossroads Financial, LLC and the holders of Permitted Liens, (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party.”

1.5 Amendment of Section 5(b). Section 5(b) is hereby amended and restated in its entirety to read as follows:

“(b) Impairment of Security Interest. Other than as contemplated by the terms of the Laurus Loan, Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.”

1.6 Amendment of Section 6(d). Section 6(d) is hereby amended and restated in its entirety to read as follows:

“(d) Debtor’s Receipt of Proceeds. Subject to the rights of Wells Fargo Bank, National Association, Laurus Master Fund, Ltd., Crossroads Financial, LLC, Prestige Capital Corporation and the holders of Permitted Liens, all amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in such manner as Secured Party deems appropriate in its sole discretion. Notwithstanding the foregoing, all amounts and proceeds in respect of the Collateral received by Secured Party in excess of the Indebtedness shall be promptly paid to Debtor.”

1.7 Amendment of Section 7(c). Section 7(c) is hereby amended and restated in its entirety to read as follows:

“(c) Abandonment. Debtor abandons the Collateral or any portion thereof; provided, however, that an assignment of the Collateral to Laurus Master Fund, Ltd. pursuant to the New Insurance Assignment shall not constitute an abandonment of the Collateral.”

1.8 Amendment of Section 8(a). Section 8(a) is hereby amended and restated in its entirety to read as follows:

“(a) Remedies. Subject to the New Insurance Assignment and the rights of Laurus Master Fund, Ltd., Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:”

2.            Miscellaneous.

2.1 Waiver. The Secured Party hereby waives any Event of Default under the Agreement occurring immediately prior to the Amendment Date.

2.2 No Other Changes. All terms of the Agreement (including, without limitation, the provisions of the Agreement which apply following termination of the Agreement) shall remain in full force and effect as amended hereby.

2.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED UNDER THE SECURITY AGREEMENT, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

2.4 Invalid Provisions. If any provision of this Amendment are held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Amendment, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment.

2.5 Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the parties have caused this Amendment No. 1 to Security Agreement to be executed by their respective authorized officers.

COMPANY:

RONCO CORPORATION

By: /s/ Paul Kabashima
Name: Paul Kabashima
Title: Interim President and Chief Executive Officer

SECURED PARTY:

SANDERS MORRIS HARRIS, INC.

By: /s/Ben T. Morris

Name: ________________________________

Title: _________________________________

[Signature Page to Amendment No. 1 to Security Agreement]